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                                                                    Exhibit 99.1


                            SENIOR FINANCIAL OFFICERS
                                 CODE OF ETHICS

GENERAL PHILOSOPHY

The honesty, integrity and sound judgement of senior financial officers is fundamental to the reputation and success of National Processing. While all employees, officers, and directors are required to adhere to the National Processing, Inc. Code of Ethics, the professional and ethical conduct of senior financial officers is essential to the proper function and success of National Processing as a leading merchant services provider.

SENIOR FINANCIAL OFFICERS CODE OF ETHICS

To the best of their knowledge and ability, senior financial officers of National Processing performing accounting, auditing, financial management or similar functions must:

     o Act with honesty and integrity, avoid actual or apparent conflicts of interest in personal and professional relationships.

     o Provide colleagues with information that is accurate, complete, objective, relevant, timely and understandable.

     o Comply with applicable laws, rules and regulations of federal, state, and local governments (both United States and foreign) and other appropriate private and public regulatory agencies.

     o Act in good faith, with due care, competence and diligence, without misrepresenting material facts or allowing independent judgement to be subordinated.

     o Respect the confidentiality of information acquired in the course of employment.

     o Share knowledge and maintain skills necessary and relevant to National Processing's needs.

     o Proactively promote ethical and honest behavior within the National Processing environment.

     o Assure responsible use of and control of all assets, resources and information of National Processing.


All senior financial officers are expected to adhere to both the National Processing, Inc. Code of Ethics and the Code of Ethics for Senior Financial Officers at all times. The


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                                                                    Exhibit 99.1


board of directors shall have the sole and absolute discretionary authority to approve any deviation or waiver from the Code of Ethics for Senior Financial Officers. Any waiver and the grounds for such waiver for a senior financial officer shall be promptly disclosed through a filing with the Securities and Exchange Commission on Form 8-K. Additionally, any change of this Code of Ethics for senior financial officers shall be promptly disclosed to shareholders.